UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Vistaprint N.V.
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2014, George Overholser notified us of his decision to resign from the Supervisory Board of Cimpress N.V. effective February 12, 2015. On November 13, 2014, our Supervisory Board adopted unanimous resolutions to make binding nominations of two candidates for supervisory director, who will be submitted to our shareholders for election to the Supervisory Board at a general meeting of shareholders in January 2015: Nadia Shouraboura, Founder and Chief Executive Officer of Hointer Inc., and Scott Vassalluzzo, President and Managing Member of Prescott General Partners LLC, an institutional investor that holds approximately 13% of our outstanding shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 14, 2014, pursuant to our shareholders’ approval of Proposal 8 described below in Item 5.07 of this report, Vistaprint N.V. amended its articles of association to change its name to Cimpress N.V.

On November 17, 2014, we will commence trading on The Nasdaq Stock Market under the name Cimpress N.V. and the ticker symbol CMPR (CUSIP Number: N20146 101).

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our Annual General Meeting of Shareholders on November 12, 2014, at which our shareholders took the following actions on the following proposals. There were 32,460,456 ordinary shares of Vistaprint issued, outstanding, and eligible to vote at the record date of October 15, 2014.

     (1) Our shareholders reappointed Richard T. Riley as a member of our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2018.

(2) Our shareholders appointed Wilhelm G.A. Jacobs as a member of our Management Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2018.

(3) Our shareholders approved our non-binding “say on pay” proposal regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in our definitive proxy statement dated October 22, 2014.

(4) Our shareholders adopted our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2014.

(5) Our shareholders discharged the members of our Management Board from liability with respect to the exercise of their duties during the year ended June 30, 2014.

(6) Our shareholders discharged the members of our Supervisory Board from liability with respect to the exercise of their duties during the year ended June 30, 2014.

(7) Our shareholders authorized our Management Board, acting with the approval of the Supervisory Board, to repurchase up to 6,400,000 of our issued and outstanding ordinary shares until May 12, 2016.

(8) Our shareholders amended our articles of association to change our name to Cimpress N.V.

(9) Our shareholders appointed PricewaterhouseCoopers LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
1. Reappoint Richard T. Riley to Supervisory Board	26,893,598	123,196	--	3,209,391
2. Appoint Wilhelm G.A. Jacobs to Management Board	26,481,683	535,111	--	3,209,391
3. Approve executive compensation (non-binding)	26,886,654	47,431	82,709	3,209,391
4. Adopt statutory annual accounts	30,174,731	2,345	49,109	--
5. Discharge Management Board from liability	30,041,901	85,212	99,072	--
6. Discharge Supervisory Board from liability	30,042,591	84,522	99,072	--
7. Authorize repurchase of up to 6,400,000 ordinary shares	24,868,691	5,356,140	1,354	--
8. Amend articles of association to change name to Cimpress N.V.	30,166,117	55,725	4,343	--
9. Appoint PricewaterhouseCoopers LLP	30,213,839	12,038	308	--

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2014	CIMPRESS N.V.

	By:	/s/Michael C. Greiner
Michael C. Greiner
Senior Vice President, Corporate Finance and Chief Accounting Officer